SUPPLEMENT DATED JUNE 2, 2005
                           TO THE
                        PROSPECTUSES
                           OF THE
                    FUNDS INDICATED BELOW

 The section of each of the Prospectuses for the Funds listed below entitled "Management-Recent Developments" is deleted and replaced with the following:

 On May 31, 2005, the U.S. Securities and Exchange
Commission (SEC) issued an order in connection with the settlement of an administrative proceeding against Smith
Barney Fund Management LLC (SBFM) and Citigroup Global
Markets Inc. (CGMI) relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the Funds).

 The SEC order finds that SBFM and CGMI willfully violated
Section 206(1) of the Investment Advisers Act of 1940 (Advisers Act). Specifically, the order finds that SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that:
First Data Investors Services Group (First Data), the
Funds' then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management
(CAM), the Citigroup business unit that includes the fund's investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange, among other things, for a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also finds that SBFM and CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds' boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds' best interests and

                              1

that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

 The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, will be paid to the U.S. Treasury and then distributed pursuant to a plan to be prepared by Citigroup and submitted within 90 days of the entry of the order for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

 The order requires SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submits a proposal to serve as transfer agent or sub-transfer agent, an independent monitor must be engaged at the expense of SBFM and CGMI to oversee a competitive bidding process. Under the order, Citigroup also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004. That policy, as amended, among other things, requires that when requested by a Fund board, CAM will retain at its own expense an independent consulting expert to advise and assist the board on the selection of certain service providers affiliated with Citigroup.

 At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the Funds.

                              2


CITIFUNDS TRUST I

    SMITH BARNEY EMERGING MARKETS EQUITY       January 4, 2005
FUND

CITIFUNDS TRUST III

    CITI CONNECTICUT TAX FREE RESERVES SMITH   December 31,
BARNEY CONNECTICUT MONEY MARKET PORTFOLIO     2004
Class A and Y Shares

SB ADJUSTABLE RATE INCOME FUND                 September 28, 2
                                             004
Smith Barney Shares


SMITH BARNEY AGGRESSIVE GROWTH                 December 29, 20
FUND INC.                                     04

SMITH BARNEY ALLOCATION SERIES INC.            May 31, 2005

BALANCED PORTFOLIO

CONSERVATIVE PORTFOLIO

GROWTH PORTFOLIO

HIGH GROWTH PORTFOLIO

INCOME PORTFOLIO


                              3


SMITH BARNEY APPRECIATION FUND INC.            April 30, 2005


SMITH BARNEY ARIZONA MUNICIPALS                September 28,
FUND INC.                                     2004

SMITH BARNEY CALIFORNIA MUNICIPALS FUND INC.   June 28, 2004


SMITH BARNEY CORE PLUS BOND FUND INC.          March 18, 2005


SMITH BARNEY EQUITY FUNDS                      May 31, 2005

SMITH BARNEY SOCIAL AWARENESS FUND


SMITH BARNEY FUNDAMENTAL VALUE                 January 28, 200
FUND INC.                                     5

SMITH BARNEY FUNDS, INC.

SMITH BARNEY LARGE CAP VALUE FUND              April 29, 2005

SMITH BARNEY SHORT-TERM INVESTMENT GRADE       April 29, 2005
BOND FUND
U.S. GOVERNMENT SECURITIES FUND                April 29, 2005


SMITH BARNEY INCOME FUNDS

SMITH BARNEY DIVIDEND AND INCOME FUND          November 26, 20
                                             04
SB CONVERTIBLE FUND                            November 26,
                                             2004
Smith Barney Shares

SMITH BARNEY DIVERSIFIED STRATEGIC INCOME      November 26,
FUND                                          2004
SMITH BARNEY EXCHANGE RESERVE FUND             November 26,
                                             2004
SMITH BARNEY HIGH INCOME FUND                  November 26,
                                             2004
SMITH BARNEY MUNICIPAL HIGH INCOME FUND        November 26,
                                             2004
SB CAPITAL AND INCOME FUND                     April 29, 2005

Smith Barney Shares

SMITH BARNEY TOTAL RETURN BOND FUND            November 26,
                                             2004

                              4



SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT     September 28, 2
FUND INC.                                     004
CASH PORTFOLIO

GOVERNMENT PORTFOLIO

MUNICIPAL PORTFOLIO


SMITH BARNEY INVESTMENT FUNDS INC.

SMITH BARNEY GOVERNMENT SECURITIES FUND        April 29, 2005

SMITH BARNEY HANSBERGER GLOBAL VALUE FUND      August 28, 2004

SMITH BARNEY INVESTMENT GRADE BOND FUND        April 29, 2005

SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - ALL   August 28, 2004
CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS -       August 2, 2004,
BALANCED ALL CAP GROWTH AND VALUE FUND        as revised
                                            August 28, 2004
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS -       August 28, 2004
GLOBAL ALL CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS -       August 28, 2004
LARGE CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - ALL   April 1, 2005
CAP AND INTERNATIONAL FUND
SMITH BARNEY REAL RETURN STRATEGY FUND         November 8,
                                             2004
SMITH BARNEY SMALL CAP VALUE FUND              January 28,
                                             2005
SMITH BARNEY SMALL CAP GROWTH FUND             January 28,
                                             2005

SMITH BARNEY INVESTMENT SERIES

SB GROWTH AND INCOME FUND                      February 25,
                                             2005
Smith Barney Shares

SMITH BARNEY INTERNATIONAL FUND                February 25,
                                             2005

                              5


SMITH BARNEY DIVIDEND STRATEGY FUND            February 25,
                                             2005

SMITH BARNEY INVESTMENT TRUST

SMITH BARNEY INTERMEDIATE MATURITY             March 28, 2005
CALIFORNIA MUNICIPALS FUND
SMITH BARNEY INTERMEDIATE MATURITY NEW YORK    March 28, 2005
MUNICIPALS FUND
SMITH BARNEY LARGE CAPITALIZATION GROWTH       March 28, 2005
FUND
SMITH BARNEY MID CAP CORE FUND                 March 28, 2005

SMITH BARNEY CLASSIC VALUES FUND               March 28, 2005

SMITH BARNEY MANAGED MUNICIPALS FUND INC.      June 28, 2004

SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND     March 29, 2005

SMITH BARNEY MONEY FUNDS, INC.                 April 29, 2005

CASH PORTFOLIO

GOVERNMENT PORTFOLIO


SMITH BARNEY MUNI FUNDS

CALIFORNIA MONEY MARKET PORTFOLIO              July 29, 2004

FLORIDA PORTFOLIO                              July 29, 2004

GEORGIA PORTFOLIO                              July 29, 2004

LIMITED TERM PORTFOLIO                         July 29, 2004

MASSACHUSETTS MONEY MARKET PORTFOLIO           July 29, 2004

NATIONAL PORTFOLIO                             July 29, 2004

NEW YORK MONEY MARKET PORTFOLIO                July 29, 2004

NEW YORK PORTFOLIO                             July 29, 2004

PENNSYLVANIA PORTFOLIO                         July 29, 2004

SMITH BARNEY MUNICIPAL MONEY MARKET FUND,      July 29, 2004
INC.

SMITH BARNEY NEW JERSEY MUNICIPALS FUND,       July 29, 2004
INC.

                              6



SMITH BARNEY OREGON MUNICIPALS FUND            August 27, 2004


SMITH BARNEY PRINCIPAL RETURN FUND

SECURITY AND GROWTH FUND                       March 30, 2005


SMITH BARNEY SECTOR SERIES FUND INC.           February 25, 20
                                             05
SMITH BARNEY FINANCIAL SERVICES FUND

SMITH BARNEY HEALTH SCIENCES FUND

SMITH BARNEY TECHNOLOGY FUND


SMITH BARNEY SMALL CAP CORE FUND, INC.         April 29, 2005


SMITH BARNEY TRUST II

SMITH BARNEY DIVERSIFIED LARGE CAP GROWTH      February 25,
FUND                                          2005
SMITH BARNEY INTERNATIONAL LARGE CAP FUND      April 29, 2005

SMITH BARNEY SMALL CAP GROWTH OPPORTUNITIES    February 25,
FUND                                          2005
SMITH BARNEY CAPITAL PRESERVATION FUND         February 25, 20
                                             05
SMITH BARNEY CAPITAL PRESERVATION FUND II      February 25,
                                             2005
SMITH BARNEY SHORT DURATION MUNICIPAL INCOME   February 25, 20
FUND                                          05

SMITH BARNEY WORLD FUNDS, INC.

SMITH BARNEY INFLATION MANAGEMENT FUND         February 28,
                                             2005
INTERNATIONAL ALL CAP GROWTH PORTFOLIO         February 28, 20
                                             05